                                                                     EXHIBIT 1.7

       DO NOT USE PHOTOCOPIES - ONLY ORIGINALS WILL BE ACCEPTED FOR FILING
   NOTE: ONCE DOCUMENT IS ACCEPTED AND FILED, CHANGES MUST BE BY AMENDMENT OR
                          CERTIFICATE OF CHANGE ONLY!


                        THE COMMONWEALTH OF MASSACHUSETTS
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, SECRETARY
- -----------         ONE ASHBURTON PLACE, BOSTON, MASS. 02108
Examiner                    ARTICLES OF ORGANIZATION
                              (Under G.L. Ch. 156B)
                                  Incorporators

              NAME                                       POST OFFICE ADDRESS

         Include given name in full in case of natural persons; in case of corporation, give state of incorporation.

              Hills Stores Company                       15 Dan Road
                                                         Canton, Massachusetts
                                                         02021-9128

              State of incorporation:  Delaware



         The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):


- -----------      1.  The name by which the corporation shall be known is:
Name
Approved
                             Corporate Vision, Inc.


                 2. The purpose for which the corporation is formed is as follows:

                     See Continuation Sheet 2A




 C       / /
 P       / /
 M       / /
RA       / /

Note: If the space provided under any article or item of this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article concerning each such addition is clearly indicated.

- -----------
PC

3. The total number of shares and par value, if any, of each class of stock within the corporation is authorized as follows:

         ------------------------------------------------------------------------------------------------------------------
              CLASS OF STOCK          WITHOUT PAR VALUE                             WITH PAR VALUE
                                -------------------------------------------------------------------------------------------
                                      NUMBER OF SHARES           NUMBER OF SHARES            PAR             AMOUNT
                                                                                            VALUE
         ------------------------------------------------------------------------------------------------------------------

                 Preferred                                                                              $



                  Common              15,000
         ------------------------------------------------------------------------------------------------------------------



4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.


                                      NONE



5. The restriction, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:



                                      NONE






6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or its directors or stockholders, or of any class of stockholders.


                           See Continuation Sheet 6A.

7. By laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date (not more than 30 days after the date of the filing).

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation:

         a. The post office address of the initial principal office of the corporation of Massachusetts is:

                  15 Dan Road, Canton, Massachusetts 02021-9128


         b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

                       NAME                         RESIDENCE POST OFFICE ADDRESS


         President:    Lawrence H. Miller           15 Dan Road, Canton, MA 02021-9128

         Treasurer:    Stephen A. Feldman           15 Dan Road, Canton, MA 02021-9128


         Clerk:        William K. Friend            15 Dan Road, Canton, MA 02021-9128


         Directors:    Stephen A. Goldberger        15 Dan Road, Canton, MA 02021-9128
                       William K. Friend            15 Dan Road, Canton, MA 02021-9128
                       George R. Friese             15 Dan Road, Canton, MA 02021-9128


         c. The date initially adopted on which the corporation's fiscal year ends is:

                           The last Saturday in January of each year.

         d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

                           The first Friday in May of each year.

         e. The name and business address of the resident agent, if any, of the corporation is:

                           William K. Friend      15 Dan Road, Canton, MA
                                                  02021-9128

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 31 day of October 1988

                             Hills Stores Company
                           -----------------------------------------------
                           BY:    /s/ William K. Friend
                           -----------------------------------------------
                                William K. Friend
                                Vice President-Secretary
                           -----------------------------------------------

        The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

                        THE COMMONWEALTH OF MASSACHUSETTS


                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12

        -----------------------------------------------------------------




                           I hereby certify that, upon an examination of the
                  within written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 1st day of November 1988.

                  Effective date


                  MICHAEL JOSEPH CONNOLLY
                    Secretary of State



        PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE
             SENT TO BE FILLED IN BY CORPORATION


                           TO:

                           Stewart M. Hirsch, Esquire
                           Hills Stores Company (Legal Department)
                           15 Dan Road
                           Canton, MA  02021-9128


                           Telephone:  (617) 821-1000  Ext. 1934

                           FILING FEE: 1/20 of 1% of the total amount of the
                             authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $150. General Laws, Chapter 156B. Shares of stock with a par value of less than one dollar shall be deemed to have par value of one dollar per share.

                              CONTINUATION SHEET 2A


To make and produce and edit all types of films, video and electronic motion pictures, commercials and films.

To make and perform contracts of every kind and description without limit as to amount, with any person, firm, association, private or public foundation or corporation, and with any municipality, town, city, county, state, territory, government or any subdivsion thereof.

To draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, debentures or other negotiable or transferable instruments.

To hire, lease, purchase, buy or otherwise acquire, to hold, own, insure, mortgage, convey, deed, sell, encumber, exchange, transfer, or otherwise deal in real or personal property or any right or interest therein wheresoever situated as may be consistent with the purposes of this corporation.

To acquire all or any part of the good will rights, property, and assets of, and to assume all or any part of the business liabilities and commitments of any person, firm, association or corporation.

To have, hold, acquire, purchase, sell, lease, all rights or leaseholds and leases.

To do all acts requisite or proper to qualify under the laws of domicile the corporation in, and to do business in any other state, territory, District of Columbia or dependency.

To do every act and thing necessary or appropriate for the accomplishment of the purpose or for the carrying on of the business or the corporation, and to exercise all the powers conferred by the laws of the Commonwealth of Massachusetts upon business corporations.

                              CONTINUATION SHEET 6A


The corporation may enter into contracts or transact business with one or more of its Directors, officers or stockholders, or with any corporation, association, trust, organization or other concern in which any one or more of the Directors, officers or stockholders are Directors, officers, stockholders, shareholders or beneficiaries or otherwise interested, and in the absence of fraud no such contract or transaction shall be invalidated or in any way affected by the fact that such Directors, officers or stockholders of the Corporation have or may have interests of the Corporation even though the vote or action of the Directors, officers or stockholders having such adverse interest may have been necessary to obligate the Corporation upon such contracts or transactions. At any meeting of the Board of Directors of the Corporation or any duly authorized committee thereof which shall authorize or ratify any such contracts or transactions, any such Director may vote or act thereat with like force and effect as if he had no such interest, provided in such case the nature of such interest shall be disclosed or shall have been known to the Directors.

Any person serving as a director of the corporation shall be immune from personal liability to the corporation or its shareholders for monetary damages resulting from the director's breach of his fiduciary duty in carrying out his responsibility to the corporation. Notwithstanding anything in this provision to the contrary, no director shall be immune from liability arising from (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) distributions to stockholders leaving or rendering the corporation insolvent, or (iv) any transaction from which the director derived an improper personal benefit.